EXHIBIT 99.1
November 16, 2009

TO:	Member Institutions in Illinois and Wisconsin
RE:	Results of 2009 Election of Federal Home Loan Bank of Chicago Member Directors

     The Federal Home Loan Bank of Chicago is pleased to announce the results of the 2009 election of Federal Home Loan Bank member directors for member institutions in Illinois and Wisconsin. The member directors’ terms will begin on January 1, 2010.

     An order issued by the Director of the Federal Housing Finance Agency provides for the staggering of terms. The seats have been assigned, in accordance with the provisions of the Order. The longer term seats are assigned to the candidate with the most votes.

Illinois – Two Member Directors

Number of Members Eligible to Vote		543
Number of Members Casting Votes		246
Total Eligible Votes for Each Directorship		4,174,821

		Votes
		Received

Lehmann, Roger L .	The Harvard State Bank	1,280,324
President, CEO & Chairman	Harvard, IL
Term Expires: December 31, 2010
(One year term)

Rosenbaum, Steven F.	Prospect Federal Savings Bank	1,338,250
Chairman, President & CEO	Worth, IL
Term Expires: December 31, 2013
(Four year term)

Wisconsin – Two Member Directors

Number of Members Eligible to Votes		272
Number of Members Casting Votes		164
Total Eligible Votes for Each Directorship		2,435,673

		Votes
		Received
Locke, E. David	McFarland State Bank	1,183,045
Chairman & CEO/Director	McFarland, Wisconsin
Term Expires: December 31, 2013
(Four year term)

		Votes
		Received
Weyers, Russell C.	Johnson Bank	823,341
President	Racine, Wisconsin
Term Expires: December 31, 2011
(Two year term)

     Enclosed for your information is a complete list of the voting results for the Seventh District. Thank you for participating in this year's election process. Your contribution ensures sound representation on our board of directors for the mutual benefit of the Bank and its member-stockholders.

Sincerely,

Peter E. Gutzmer Executive Vice President, General Counsel & Corporate Secretary

PEG:sck Enclosure

	FEDERAL HOME LOAN BANK OF CHICAGO
	RESULTS OF THE 2009 ELECTION OF FEDERAL
	HOME LOAN BANK OF CHICAGO
	MEMBER DIRECTORS

ILLINOIS
NAME	VOTES	DOCKET #	INSTITUTION	CITY
*Lehmann, Roger L.	1,280,324	14315	The Harvard State Bank	Harvard
*Rosenbaum, Steven F.	1,338,250	00691	Prospect Federal Savings Bank	Worth
Ury, William B.	377,626	52550	The First National Bank in	Staunton
			Staunton

Total Number of Votes Cast	2,996,200

		WISCONSIN
NAME	VOTES	DOCKET #	INSTITUTION	CITY
Fazio III, Joseph	438,307	54139	Commerce State Bank	West Bend
Kolton, Gregory P.	136,062	53568	Foundations Bank	Pewaukee
*Locke, E. David	1,183,045	09863	McFarland State Bank	McFarland
Malone, Steven P.	250,002	52955	Benton State Bank	Benton
Sims, Deloris	286,989	52519	Legacy Bank	Milwaukee
*Weyers, Russell C.	823,341	09852	Johnson Bank	Racine

Total Number of Votes Cast	3,117,746

* Elected to serve on the Board of Directors of the Federal Home Loan Bank of Chicago as a Member Director